UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2006, Piedmont Natural Gas Company, Inc. (the "Company"), through its wholly-owned subsidiary Piedmont Energy Partners, Inc., agreed to guarantee in favor of U.S. Bank National Association, as agent, up to approximately $111.5 million of indebtedness that may be incurred by Hardy Gas Storage Company, LLC to develop market area storage capacity in West Virginia. The Company indirectly owns a 50% equity interest in Hardy Gas Storage Company, LLC.

The foregoing summary of this guarantee is qualified in its entirety by reference to the actual documents, which are filed as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and included in Item 1.01 is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Guaranty of Principal dated as of June 29, 2006 by Piedmont Energy Partners, Inc. in favor of U.S. Bank National Association, as agent
10.2 Residual Guaranty dated as of June 29, 2006 by Piedmont Energy Partners, Inc. in favor of U.S. Bank National Association, as agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

July 5, 2006	By:	/s/ Robert O. Pritchard

Name: Robert O. Pritchard
Title: Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Guaranty of Principal dated as of June 29, 2006 by Piedmont Energy Partners, Inc. in favor of U.S. Bank National Association, as agent
10.2	Residual Guaranty dated as of June 29, 2006 by Piedmont Energy Partners, Inc. in favor of U.S. Bank National Association, as agent